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                                 Exhibit 23(b)
                                 -------------

                              ACCOUNTANT'S CONSENT

         We have issued our report dated October 29, 1999, accompanying the consolidated financial statements of Fort Thomas Financial Corporation at September 30, 1999 and 1998, and for the three years ended September 30, 1999, which are incorporated by reference in the Form S-4 to be filed by The Bank of Kentucky Financial Corporation with the Securities and Exchange Commission on or about March 23, 2000. We hereby consent to the incorporation by reference of said report in the Prospectus/Proxy Statement contained in the Form S-4.

                                                 /s/ VonLehman & Company Inc.


Fort Mitchell, Kentucky
March 22, 2000